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                                   FORM 8-K/A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 8, 1997

                          Commission File No.: 0-14685




                               GENICOM CORPORATION
             (Exact name of registrant as specified in its charter)



             DELAWARE                               51 - 0271821
  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                 Identification No.)

   14800 CONFERENCE CENTER DRIVE
       SUITE 400, WESTFIELDS
        CHANTILLY, VIRGINIA                            20151
  (Address of principal executive                   (Zip Code)
             offices)




       Registrant's telephone number, including area code: (703) 802-9200





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                      GENICOM CORPORATION AND SUBSIDIARIES
                                FORM 8-K/A INDEX


Item 2.            Acquisition Activities

                   In connection with the Marketing Agreement discussed in Item 5 below, on August 10, 1997 Genicom acquired through purchase or license, certain inventory, equipment and intellectual property from Digital Equipment Corporation ("Digital"). In addition, Genicom agreed to acquire additional related inventory from Digital during October 1997. The property acquired or to be acquired was used by Digital in its Printing Systems Business and is to be employed by Genicom in connection with its performance under the Marketing Agreement discussed in Item 5.

Item 5.            Other Events

                   On August 10, 1997, Genicom entered into a Cooperative Marketing, Support and Development Agreement (the "Marketing Agreement") with Digital. The Marketing Agreement creates a cooperative alliance between Genicom and Digital whereby Genicom is to provide printer product planning, product pricing, channel distribution and inventory management to Digital's marketing channels in various geographic regions. Under the Marketing Agreement, Digital and Genicom are to work cooperatively as each other's supplier of complementary products and services to provide full service customer solutions such that Genicom will promote Digital computer systems with Genicom branded printers and Digital will offer Digital branded printers ("DEC Branded Printers") with Digital systems. The Marketing Agreement also states that Genicom is to provide technical and customer support to Digital's installed base of legacy products and DEC Branded Printers purchased from Genicom. Also, Genicom and Digital, from time to time, will operate joint marketing programs and sharesales leads for each other's capabilities, products and services.

                   The Marketing Agreement is designed to benefit both Digital and Genicom. It allows Digital to negotiate with just one company, Genicom, to obtain printers to complement Digital's computer systems. In essence, Digital and Genicom have entered into a supply agreement for printer products. Genicom benefits by obtaining an alternative distribution channel to which it did not previously have access.

                   No separate financial statements have ever been prepared for the Digital Printing Systems Business and this business has never operated as a stand-alone entity. The financial information provided to Genicom was derived from Digital's management reporting system and contained numerous allocations and adjustments. Genicom expects to rely on its own supply sources, production techniques and infrastructure and, therefore, historical Digital operating results would not provide meaningful information regarding future financial performance as Digital's and Genicom's cost structures differ significantly.
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                   Digital's Printing Systems Business experienced significant fiscal revenue erosion in recent years (from $272 million in 1995 to $160 million in 1997). Genicom believes this erosion was primarily attributable to Digital terminating incentives for printer sales and a lack of focus by Digital on its printer business. As a consequence, the Marketing Agreement provides that a portion of the royalty which Genicom is to pay to Digital for printer sales is to be used by Digital to pay incentives to the Digital sales force for selling printer products along with Digital computer systems. The reinstatement of such incentives along with Genicom's printer focus should bolster revenues derived by Genicom under the Marketing Agreement. Therefore, Genicom believes that it can expect to realize approximately $100 million of revenue associated with the Marketing Agreement during the next year.

                   The Marketing Agreement along with the other related agreements will require Genicom to increase its working capital requirements by approximately $20 million with a corresponding increase in long term debt. During September 1997, Genicom increased its available credit facilities from $80 million to $110 million with its bank syndicate lead by NationsBank of Texas, N.A. Capital expenditures required to support the agreements are estimated at $400,000 per year. The gross margin percentage associated with the sales of Digital branded products is expected to be slightly lower than the gross margin percentage of Genicom's other printer products, though Genicom expects to incur minimal additional operating expense as a result of the Marketing Agreement.

                   In connection with the Marketing Agreement, Genicom has assumed certain of Digital's supply contracts. As these contracts expire, they will either be renewed or those products for which the contracts are not renewed will be replaced by Genicom produced or sourced products. It is expected that current Genicom suppliers can accommodate the increased demand for products from Genicom.

                   Except for the historical information contained here, the matters discussed in this 8-K/A include forward-looking statements that involve a number of risks and uncertainties. Terms such as "believes", "expects", "plans", "intends", "estimates", or "anticipates", and variations of such words and similar expressions are intended to identify such forward looking statements. Certain important factors and risks including the ability of Genicom to perform under the Marketing Agreement and related agreements with Digital, the ability of Genicom and Digital to integrate their respective operations, and others factors which are detailed from time to time in Genicom's SEC reports, including reports on Form 10-K and 10-Q, could cause results to differ materially from those anticipated by the statements contained herein.

Item 7.            Financial Statements and Exhibits

           (a)     Not applicable

           (b)     Not applicable

Signatures






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                  GENICOM Corporation
                                          --------------------------------------
                                                      Registrant


Date:  October 22, 1997


                                                  /s/James C. Gale
                                          --------------------------------------
                                                      Signature

                                          James C. Gale
                                          Senior Vice President and
                                          Chief Financial Officer

                                          (Mr. Gale is a Corporate Vice
                                          President and has been duly
                                          authorized to sign on behalf of
                                          the Registrant)